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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Prospectus constituting part of this Registration Statement on Form S-1 of our report dated September 20, 1996, except as to Notes 1 and 12 which are as of February 28, 1997, relating to the consolidated financial statements of Franklin Telecommunications Corp. and subsidiaries, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Corbin & Wertz has not prepared or certified such "Selected Financial Data."


                                            CORBIN & WERTZ


Irvine, California
March 31, 1997